Exhibit 23.2

                       CONSENT OF INDEPENDENT AUDITORS


Strata Oil & Gas Inc.
Calgary, Canada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 9, 2006 (except for Note 14, May 11, 2006) relating to the financial statements of Strata Oil & Gas Inc. appearing in the Company's Annual Report on Form 20-F for the year ended December 31, 2005. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


                   /s/ BDO Dunwoody LLP

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                  BDO DUNWOODY LLP

Vancouver, Canada
May 31, 2006